UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2025 (August 1, 2025)

abrdn Income Credit Strategies Fund

(Exact name of registrant as specified in its charter)

Delaware	811-22485	80-0660749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Market Street, Suite 200 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (800)-522-5465

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	ACP	New York Stock Exchange
5.250% Series A Perpetual Preferred Shares (Liquidation Preference $25.00)	ACP PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On September 9, 2025 the Board of Directors (the “Board”) of abrdn Income Credit Strategies Fund (the “Fund”) approved a change in the Fund’s non-fundamental investment strategy relating to investments in defaulted credit obligations as set forth below, effective November 10, 2025 (the “Effective Date”).

Current	New
“The Fund will not invest in credit obligations or related instruments that, at the time of investment, are in default. The Fund may invest in credit obligations or related instruments that, at the time of investment, are likely to default.”	“The Fund may invest in credit obligations or related instruments that, at the time of investment, are likely to default. Additionally, the Fund may invest up to 5% of its portfolio in credit obligations or related instruments that, at the time of investment, are in default.”

A summary of the Fund’s investment objectives, strategies, policies and risks, inclusive of the amendments as of the Effective Date, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Investment Objectives, Strategies Policies and Risks

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

abrdn Income Credit Strategies Fund

Date: September 11, 2025	By:	/s/ Lucia Sitar
	Name:	Lucia Sitar
	Title:	Vice President